UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2021

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                     Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

NEO Compensation Adjustment

On May 27, 2021, Chief Executive Officer ("CEO") Jeffrey J. Lyash approved a title change and compensation adjustments reflective of additional scope and responsibilities for John M. Thomas, III. His title changed to Executive Vice President, Chief Financial and Strategy Officer.

The salary for Mr. Thomas increased from $686,582 to $765,000. Mr. Thomas was awarded a prorated performance grant ("LTP") of $1,039,000 under the Tennessee Valley Authority ("TVA") Long-Term Incentive Plan ("LTIP"), which will vest on September 30, 2023, subject to the attainment of performance goals. Mr. Thomas was also awarded a prorated retention grant ("LTR") of $441,000 under TVA's LTIP, which will vest in three equal increments on September 30, 2021, September 30, 2022, and September 30, 2023, subject to his service through each vesting date.

The two LTIP grants replaced two grants described in Item 9B of TVA's 2020 Annual Report on Form 10-K, which were made in October 2020. The LTP grant of $1,039,000 replaced a grant of $1,000,000, and the LTR grant of $441,000 replaced a grant of $432,000.

Appointment of New Chief Operating Officer

TVA announced on June 1, 2021, that Donald A. Moul has been appointed as TVA's Executive Vice President and Chief Operating Officer ("COO") to be effective in June 2021, subject to obtaining necessary security clearance. In this position, Mr. Moul will be responsible for overseeing TVA's generation resources, including coal, natural gas, and hydroelectric operations. In addition, he will be responsible for overseeing TVA's river operations, transmission system, power trading operations, generation construction projects, facilities, and fleet transportation services.

Mr. Moul, age 56, served as Executive Vice President, Nuclear Division and Chief Nuclear Officer at NextEra Energy Inc. from January 2020 to May 2021 and Vice President and Chief Nuclear Officer of NextEra Energy Inc. from May 2019 to December 2019. He previously held various roles at several subsidiaries of FirstEnergy Corp., which are energy suppliers involved in the generation, transmission and distribution of electricity. He was Executive on Special Assignment of FirstEnergy Solutions Corp. from March 2019 to May 2019, President and Chief Nuclear Officer of FirstEnergy Generation Companies from March 2018 to March 2019, President of FirstEnergy Generation LLC from April 2017 to March 2018, and Senior Vice President, Fossil Operations and Environmental of FirstEnergy Solutions from August 2015 to April 2017.

Mr. Moul will receive an annual salary of $765,000. He will be a participant in TVA's Executive Annual Incentive Plan with an annual incentive opportunity of 70 percent of his annual salary beginning in fiscal year 2021, and he will also be a participant in TVA's LTIP with a long-term incentive opportunity of 205 percent of his annual salary (beginning with the performance cycle ending on September 30, 2021). The annual incentive award for fiscal year 2021 will be prorated based on the number of days Mr. Moul participates in the performance period ending September 30, 2021. In addition, the long-term incentive awards for performance cycles ending on September 30, 2021, September 30, 2022, and September 30, 2023 will be prorated based on the number of full months Mr. Moul participates in these performance cycles. Mr. Moul will also be a Tier 1 participant in TVA's Supplemental Executive Retirement Plan.

Mr. Moul will receive actual and reasonable travel and moving expenses and a recruitment and relocation incentive in the amount of $1,200,000 paid in three installments of $650,000, $450,000, and $100,000, all of which must be repaid to TVA if, within two years of the effective date of each payment, (1) he voluntarily terminates his employment, unless the separation is for reasons beyond his control and acceptable to TVA, or (2) he is terminated for cause.

There are no family relationships between Mr. Moul and any director, executive officer, or person nominated or chosen to become a director or executive officer of TVA. Mr. Moul does not have a direct or indirect material interest in any transaction or arrangement in which TVA is a participant other than in connection with his employment as described in this report.

When Mr. Moul joins TVA, Mike Skaggs, TVA's current COO, will serve as Executive Vice President and Advisor to the CEO until his retirement in January 2022 and will assist Mr. Moul as he transitions into the COO role.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennessee Valley Authority
(Registrant)

Date: June 1, 2021	/s/ John M. Thomas, III
John M. Thomas, III
Executive Vice President,
Chief Financial and Strategy Officer